UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2018

MGM Growth Properties LLC

MGM Growth Properties Operating Partnership LP

(Exact name of registrant as specified in its charter)

DELAWARE (MGM Growth Properties LLC)	001-37733	47-5513237
DELAWARE (MGM Growth Properties Operating Partnership LP)	333-215571	81-1162318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1980 Festival Plaza Drive, Suite 750, Las Vegas, Nevada 89135

(Address of principal executive offices – Zip Code)

(702) 669-1480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

MGM Growth Properties LLC	Emerging growth company	☐

MGM Growth Properties Operating Partnership LP	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

MGM Growth Properties LLC	☐

MGM Growth Properties Operating Partnership LP	☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2018, MGM Growth Properties Operating Partnership LP (the “Operating Partnership”), a subsidiary of MGM Growth Properties LLC (the “Company”), the other loan parties and lenders named therein and Bank of America, N.A. (the “Administrative Agent”), entered into a Third Amendment (the “Amendment”) to the Credit Agreement, dated as of April 25, 2016, among the Operating Partnership, the lenders from time to time party thereto and the Administrative Agent (as amended to date, the “Credit Agreement”).

The Amendment reduced the interest rate applicable to the Operating Partnership’s $1.8 billion Term B Facility (as defined in the Credit Agreement) to 1.00% per annum for Base Rate Loans (as defined in the Credit Agreement) and 2.00% per annum for Eurodollar Rate Loans (as defined in the Credit Agreement) with a LIBOR floor of 0%. The Term B Facility was priced at 99.75% and provides for a further reduction to the interest rate to 0.75% per annum for Base Rate Loans and 1.75% per annum for Eurodollar Rate Loans if the existing corporate rating of the Company is upgraded by either S&P or Moody’s. In addition, the Amendment provides for (i) certain modifications to the negative covenants and (ii) an extension of the Term B Facility to March 23, 2025, which extension is subject to the satisfaction of certain conditions expected to be completed following the March 23, 2018 closing date. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1.

The representations, warranties and covenants contained in the Amendment were made only for purposes of the Amendment and as of the specific date (or dates) set forth therein, were solely for the benefit of the parties to the Amendment and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Amendment may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Amendment and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Operating Partnership. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent developments may not be reflected in the Company’s public disclosure.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated March 23, 2018, among MGM Growth Properties Operating Partnership LP, the other loan parties and lenders named therein and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM Growth Properties LLC

Date: March 26, 2018	By:	/s/ Andrew Hagopian III
Andrew Hagopian III
Secretary

MGM Growth Properties Operating Partnership LP
By: MGM Growth Properties OP GP LLC, its general partner

Date: March 26, 2018	By:	/s/ Andrew Hagopian III
Andrew Hagopian III
Secretary